UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                  ________________________

                          Form 8-K


                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT of 1934



 Date of Report  (Date of earliest event reported): November 20, 1996


                    Coltec Industries Inc
   (Exact name of registrant as specified in its charter)


      Pennsylvania                 1-7568             13-1846375
 (State or other juris-         (Commission         (I.R.S. Employer
 diction of incorporation)      File Number)       Identification No.)


   3 Colisuem Centre, 2550 West Tyvola Road, Charlotte, North Carolina   28217
     (Address of principal executive offices)                        (Zip Code)


     Registrant's telephone number, including area code:        (704) 423-7000

Item 5.             Other Events.

On November 20, 1996, the Registrant issued a press release announcing that it has commenced a tender offer and consent solicitation to redeem its 9 3/4% Senior Notes due November
1, 1999, 9 3/4% Senior Notes due April 1, 2000 and 10 1/4%
Senior Subordinated Notes due April 1, 2002.  A copy of the
Registrant's press release is attached hereto as an exhibit and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          99.   Press release, dated November 20, 1996,
                announcing Coltec Industries Inc tender offer and consent solicitation for its 9 3/4% Senior
                Notes due November 1, 1999, 9 3/4% Senior Notes due April 1, 2000 and 10 1/4% Senior
                Subordinated Notes due April 1, 2002.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Coltec Industries Inc
                                                 Registrant



                                               /s/ Robert J. Tubbs
Date:  November 26, 1996                By: Name:  Robert J. Tubbs
                                        Title:  Senior Vice President

Exhibit 99


  COLTEC INDUSTRIES INC COMMENCES TENDER OFFER AND CONSENT
  SOLICITATION FOR 9 3/4% SENIOR NOTES DUE NOVEMBER 1, 1999,
    9 3/4% SENIOR NOTES DUE APRIL 1, 2000 AND 10 1/4% SENIOR
            SUBORDINATED NOTES DUE APRIL 1, 2002


Charlotte, NC, November 20, 1996 - Coltec Industries Inc (NYSE:COT) today announced that it has commenced a tender offer and consent solicitation for its 9 3/4% Senior Notes due 1999, 9 3/4% Senior Notes due 2000 and 10 3/4% Senior Subordinated Notes due 2002. A table detailing pertinent issues regarding the offers is attached.

The tender offer for each of the debt securities is priced using the applicable fixed spread over the yield on the applicable U.S. Treasury Note indicated on the attached table as of 2:00 p.m., New York City time, on December 16, 1996, less the applicable consent payment per $1,000 principal amount. In conjunction with the tender offer, Coltec is soliciting consents to effect certain proposed amendments to the indentures under which the debt securities were issued, including the elimination of substantially all of the restrictive covenants contained in the respective indentures. The applicable consent payment per $1,000 principal amount will be paid on validly delivered consents in accordance with the offer.

Holders of outstanding debt securities who validly tender their debt securities at or prior to 12:00 midnight, New
York City time, on the applicable consent date and who do not thereafter withdraw such tender will receive the total consideration, equal to the tender offer consideration plus the applicable consent payment as indicated.

Holders who validly tender their debt securities at or prior to 12:00 midnight, New York City time, on the applicable consent date and who thereafter withdraw such tender at or prior to 12:00 midnight, New York City time, on the expiration date of the tender offer will receive only the consent payment.

Holders who validly tender (and do not withdraw) their debt securities after 12:00 midnight, New York City time, on the applicable consent date and at or prior to 12:00 midnight, New York City time, on the expiration date of the tender offer will receive only the tender offer consideration determined as indicated above, but not the consent payment.

The offer and consent solicitation is conditioned, among other things, on Coltec's having received consents to the applicable proposed amendments from holders representing a majority in principal amount of the two series of senior debt securities outstanding and having entered into the supplemental indentures, as well as Coltec's having obtained the financing for the tender offer and the consent solicitation. In addition, the consent payment for the senior subordinated debt securities of Coltec will not become payable unless Coltec has received consents to the applicable proposed amendments from holders representing a majority in principal amount of the senior subordinated debt securities outstanding and has entered into the supplemental indenture containing the proposed amendments to the related senior subordinated indenture.

To receive the applicable consent payment, holders must provide their consents to the proposed amendments by the applicable consent date, which will be one business day following the public announcement (by press release) of the occurrence of the applicable consent achievement date which, in the case of the two series of senior debt securities and of the senior subordinated debt securities, respectively, is the later of December 4, 1996, if on such date Coltec has received duly executed and unrevoked consents to the proposed amendments from holders representing a majority in principal amount of each series of senior debt securities or the senior subordinated debt securities, as the case may be, outstanding, or the first date thereafter that Coltec has received such number of consents.

The tender offer expires at 12:00 midnight, New York City time, on December 18, 1996, unless extended.

Lehman Brothers Inc. and NationsBanc Capital Markets, Inc.
are dealer managers for the tender offer and consent solicitation, and D.F. King & Co., Inc. is the information agent.

Coltec Industries is a diversified manufacturing company serving primarily aerospace and general industrial markets.


                                                   Fixed
  Note/        Outstanding                        Spread    Reference     Relevant
  Cusip         Principal   Reference   Per note  (Basis    Treasury     Bloomberg      Consent
  Number         Amount       Date       Amount   Points)   Security       Page         Payment
9 3/4%        $148,000,000  11/1/1999   $1,000.00    100    7 1/2% U.S     PX5         $10.00
Senior                                                      Treasury
Notes due                                                   Note due
1999                                                        October 31,
Cusip No.                                                   1999
196879 AD 2



9 3/4%        $190,750,000   4/1/2000   $1,000.00    100    6 7/8% U.S.    PX5         $10.00
Senior                                                      Treasury
Notes due                                                   Note due
2000                                                        March 31,
Cusip No.                                                   2000
196879 AA8


10 1/4%       $218,080,000   4/1/1997   $1,051.25    50     6 5/8% U.S.    PX3          $1.00
Senior                                                      Treasury
Subordinated                                                Note due
Notes due                                                   March 31,
2002                                                        1997
Cusip No.
196879 AB 6



